UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

Equifax Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	54-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2018, the Board of Directors (the “Board”) of Equifax Inc. (the “Company”) appointed, effective April 16, 2018, Mark W. Begor as Chief Executive Officer of the Company and as a director. Upon the effective date of Mr. Begor’s appointment as Chief Executive Officer, Paulino do Rego Barros, Jr., interim Chief Executive Officer, will step down from that role. The Company expects that Mr. Barros will assist Mr. Begor in his transition to Chief Executive Officer until Mr. Barros’s expected retirement in early 2019.

Biographical Information for Mr. Begor

Prior to his appointment as the Company’s Chief Executive Officer, Mr. Begor was a Managing Director in the Industrial and Business Services group at Warburg Pincus, a global private equity investment firm, since June 2016. Prior to Warburg Pincus, Mr. Begor spent 35 years at General Electric Company (“GE”), a global industrial and financial services company, in a variety of operating and financial roles. During his career at GE, Mr. Begor served in a variety of roles leading multibillion dollar units of the company, including President and CEO of GE Energy Management from 2014 to 2016, President and CEO of GE Capital Real Estate from 2011 to 2014, and President and CEO of GE Capital Retail Finance (Synchrony Financial) from 2002 to 2011. Mr. Begor has served on the Fair Isaac Corporation (FICO) board of directors since 2016. In determining that Mr. Begor should be appointed as a director, the Board considered that it is important to have the Company’s Chief Executive Officer also serve on its Board.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Begor or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Begor

On March 27, 2018, the Company entered into an employment agreement with Mr. Begor to serve as Chief Executive Officer (the “Employment Agreement”). The term of the Employment Agreement will commence on April 16, 2018, and will continue until terminated in accordance with its terms. Under the Employment Agreement, Mr. Begor’s base salary is $1.5 million, subject to increase, but not decrease, by the Board or the Compensation, Human Resources and Management Succession Committee (the “Compensation Committee”), and he is eligible for an annual incentive bonus of 100% of his annual base salary (the “Target Annual Bonus Opportunity”) with a maximum payout of 200% of annual base salary, depending on the achievement of performance criteria established by the Board. For 2018, Mr. Begor’s Target Annual Bonus Opportunity will be pro-rated.

Under the Employment Agreement, Mr. Begor will be granted an initial equity award with a value of $7 million, consisting of (i) $3.5 million in performance shares, (ii) $1.75 million in time-based restricted stock units and (iii) $1.75 million in stock options. In addition, Mr. Begor will be awarded a one-time special grant in the amount of $10 million, comprised of equity awards in the same proportions as the initial equity award above (the “Special Award”). Mr. Begor will be eligible to receive additional equity grants beginning in 2019, as determined by the Board or the Compensation Committee in its sole discretion, provided that the total value at grant will be at least $7 million annually. Mr. Begor’s equity awards, other than his Special Award, will be subject to the Company’s enhanced clawback policy. Under this enhanced policy, the Board may recover incentive compensation awarded to employees in the event of misconduct or failure of oversight that results in significant financial or reputational harm.

Mr. Begor will participate in the Company’s incentive, savings, retirement and welfare benefit plans and programs made available to senior executives. Mr. Begor will also receive perquisites that the Chief Executive Officer of the Company is generally entitled to receive, including diagnostic health care, financial planning and tax preparation services allowance.

If Mr. Begor is terminated by the Company without “cause” (other than due to “disability” or death) or resigns for “good reason” (each as defined in the Employment Agreement), he will be entitled to receive, provided he signs a release of claims against the Company and complies with applicable restrictive covenants, (i) a severance payment equal to twice the sum of (x) his annual base salary and (y) his target annual bonus opportunity for the year of termination, (ii) any accrued but unpaid annual bonus plus a pro rata annual bonus for the year of termination, (iii) full acceleration of vesting as of the termination date of the Special Award (subject, in the case of performance-based awards, to certification by the Board of the Company’s performance), (iv) for all other equity awards, continued vesting under the Company’s equity incentive plan until the second anniversary of the termination date (subject, in the case of performance-based awards, to certification by the Board of the Company’s performance), with vested stock options being exercisable until the second anniversary of termination (or, to the extent such options vest within the 90 days before such second anniversary, until such 90 day period after such vesting has elapsed) (but not beyond their original expiration date) and (v) access to the Company’s health plan for two years or the lesser period permitted by the Company’s general benefits plans and applicable law and monthly payments of or an amount equal to premiums for continuation of healthcare coverage under Section 4980B of the Code or comparable law (“COBRA”) for 24 months.

If Mr. Begor is terminated by the Company without “cause” (other than due to “disability” or death) or resigns for “good reason” within the period six months prior to and two years after a “change in control” (each as defined in the Employment Agreement), he will be entitled to receive, provided he signs a release of claims against the Company and complies with applicable restrictive covenants, (i) a lump sum payment equal to three times the sum of (x) his annual base salary and (y) his target annual bonus opportunity for the year of termination, (ii) any accrued but unpaid annual bonus plus a pro rata annual bonus for the year of termination, (iii) full vesting of any outstanding equity awards (subject, in the case of performance-based awards, to the determination of achievement of the performance measures in accordance with the applicable award agreement and incentive plan) and (iv) access to the Company’s health plan for two years or the lesser period permitted by the Company’s general benefits plans and applicable law and monthly payments of or an amount equal to premiums under COBRA for 24 months.

Mr. Begor will receive no additional compensation for service as a director.

Mr. Begor will be required to own and hold Company stock having a value equal to six times his annual base salary within five years of his appointment as Chief Executive Officer.

The Employment Agreement contains confidentiality, non-competition and non-solicitation restrictions during the term of the Employment Agreement and for certain specified periods thereafter, that are comparable to the restrictions applicable to other senior executives.

The foregoing summary of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Mr. Barros’s Transition

Mr. Barros will assist with the transition of Mr. Begor into his role as Chief Executive Officer and will remain employed by the Company through January 31, 2019. During this period, Mr. Barros’s base salary will remain at the current annual rate of $770,000 and his target annual cash incentive bonus will remain at 60% of base salary. Mr. Barros’s existing special cash incentive opportunity of $500,000, for which he became eligible upon assuming the role of interim Chief Executive Officer, will be paid on April 16, 2018. If Mr. Barros remains employed by the Company until January 31, 2019 and fulfills the requested duties, he will receive an additional equity grant valued at $725,000, which will vest pursuant to the vesting term applicable to retirees of the Company.

A copy of the Company’s press release announcing the appointment of Mr. Begor as Chief Executive Officer and as a director is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated March 27, 2018, between the Company and Mark W. Begor.

99.1	Press Release dated March 28, 2018, announcing appointment of Mr. Begor as Chief Executive Officer and a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equifax Inc.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Corporate Vice President, Chief Legal Officer and Corporate Secretary

Date: March 28, 2018